Exhibit 99.16
CONVENIENCE TRANSLATION
2003 CONSOLIDATED FINANCIAL STATEMENTS of Schering AG, Berlin
List of Group Shareholdings
(as of December 31, 2003)

		Interest in capital
No.	Name and domicile of company	(%)
	I. SUBSIDIARIES

	GERMANY

1	Schering AG, Berlin (parent company)
2	AWAG Arzneimittelwerk Altona AG, Hamburg	100,00
3	Schering Deutschland Holding AG, Hamburg	100,00
4	Bergazyme GmbH, Berlin	100,00
5	Berlichem Verwaltungsgesellschaft für Chemie mbH, Berlin	100,00
6	Berlimed Verwaltungsgesellschaft mbH, Berlin	100,00
7	Menadier Heilmittel GmbH, Hamburg	100,00
8	Berlitech Verwaltungsgesellschaft mbH, Berlin	100,00
9	Borsig-Kokswerke GmbH, Berlin	100,00
10	EnTec GmbH, Hamburg	75,00
11	Institut für Diagnostikforschung GmbH, Berlin	100,00
12	Jenapharm GmbH & Co. KG, Jena	100,00
13	Kokswerke und Chemische Fabriken GmbH, Berlin	100,00
14	Medrad Medizinische Systeme GmbH, Würzburg	100,00
15	Schering Finnland Holding GmbH Berlin	100,00
16	Pharma Verlagsbuchhandlung GmbH, Berlin	100,00
17	Schering Africa GmbH, Berlin	100,00
18	Schering Asia GmbH, Berlin	100,00
19	Schering Deutschland GmbH, Berlin	100,00
20	Schering Forschungsges. mbH, Berlin	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
21	Schering GmbH und Co. Produktions KG, Weimar	100,00
22	Schering Kahlbaum GmbH, Berlin	100,00
23	Schering Versicherungs-Vermittlung GmbH, Berlin	100,00
24	Schering Verwaltungsgesellschaft mbH, Weimar	100,00
25	HTV-Gesellschaft für Hochtemperaturverbrennung mbH, Bergkamen	100,00
26	BerliServe Professional Services GmbH Berlin	100,00
27	Schering International Holding GmbH, Berlin	100,00
28	Berlax 01 GmbH, Berlin	100,00
29	Kosinus Grundstücks-Verwaltungsgesellschaft mbH & Gamma oHG, Berlin	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	EUROPE (excl. Germany)

30	Berlipharm N.V., Machelen/Belgium	99,96
31	N.V. Schering S.A., Machelen/Belgium	100,00
32	Mediwest Denmark ApS, Frederiksberg/Denmark	100,00
33	Schering A/S, Albertslund/Denmark	100,00
34	Schering OY, Turku/Finland	100,00
35	Schering Slovakia s.r.o., Bratislava/Slovakia	100,00
36	Medrad France S.A.R.L., Rungis Cedex/France	100,00
37	Berlipharm S.A.R.L., Lys-Lez-Lannoy/France	100,00
38	Schering S.A., Lys-Lez-Lannoy/France	99,99
39	CIS bio international S.A., Gif sur Yvette Cedex/France	100,00
40	Schering Hellas A.E., Athens Greece	100,00
41	Schering Agrochemicals (Holdings) Ltd., Burgess Hill/Great Britain	100,00
42	Schering Health Care Ltd., Burgess Hill/Great Britain	100,00
43	Schering Holdings Ltd., Burgess Hill/Great Britain	100,00
44	Schering Industrial Products Ltd., Burgess Hill/Great Britain	100,00
45	Schering Industrial Products (Holdings) Ltd., Burgess Hill/Great Britain	100,00
46	Schering Warehousing Ltd., Burgess Hill/Great Britain	100,00
47	CIS UK Ltd., Bucks./Great Britain	100,00
48	Medrad Italia S.R.L., Pavia/Italy	100,00
49	Schering S.p.A., Milan/Italy	100,00
50	Berlipharm B.V., Weesp/Netherlands	100,00
51	Medrad Europe B.V., Maastricht/Netherlands	100,00
52	Schering Nederland B.V., Weesp/Netherlands	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
53	Mediwest Norway AS, Oslo/Norway	100,00
54	Schering Norge A/S, Stabekk/Norway	100,00
55	Schering Wien Ges.m.b.H., Vienna/Austria	100,00
56	Biocis Ges.m.b.H., Vienna/Austria	57,00
57	LUSAL Producao Quimico-Farmacéutica Luso-Alema Lda., Mem-Martins/Portugal	100,00
58	Schering Lusitana Lda., Mem-Martins/Portugal	100,00
59	AO Schering, Moscow/Russia	100,00
60	Mediwest Scandinavia AB, Gothenburg/Sweden	100,00
61	Schering Nordiska AB, Stockholm/Sweden	100,00
62	Berlis AG, Schlieren/Switzerland	100,00
63	Schering (Schweiz) AG, Schlieren/Switzerland	100,00
64	Berlimed S.A., Madrid/Spain	51,00
65	Compania de Implantes Clinicos S.A., Madrid/Spain	100,00
66	Justesa Imagen S.A., Madrid/Spain	51,00
67	Schering España S.A., Madrid/Spain	99,98
68	Schering Pharma S.R.O., Prague/Czech. Rep.	100,00
69	Schering Alman llac ve Ecza Ticaret Ltd. Sirketi, Istanbul/Turkey	100,00
70	Schering KFT., Budapest/Hungary	100,00
71	Medrad UK Limited, Burgess Hill/Great Britain	100,00
72	Berlifarma Lda., Mem Martins/Portugal	100,00
73	Theramex S.p.A., Milan/Italy	51,00
74	Schering Polska Sp.z o.o., Warsaw/Poland	100,00
75	Scherimed S.A., Madrid/Spain	100,00
76	MAP Medical Technology OY, Tikkakoski/Finland	100,00
77	MAP AB, Stockholm/Sweden	100,00
78	UAB Schering, Vilnius/Lithuania	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	NORTH AMERICA

79	Berlex Canada Inc., Montreal/Canada	100,00
80	Berlex Inc., Wilmington/Delaware/USA	100,00
81	Beta Center Inc., Wilmington/Delaware/USA	100,00
82	Berlichem Inc., Wilmington/Delaware/USA	100,00
83	Berlipharm Inc., Wilmington/Delaware/USA	100,00
84	Island Chemical Company Inc., Wilmington/Delaware/USA	100,00
85	Leiras Pharmaceuticals Inc., Reston/Virginia/USA	100,00
86	Medrad Inc., Pittsburgh/Pennsylvania/USA	100,00
87	MyoTech Inc., San Diego/California/USA	100,00
88	Nor-Am Agro LLC, Wilmington/Delaware/USA	100,00
89	SB Capital Corporation, Wilmington/Delaware/USA	100,00
90	Schering Berlin Inc., Wilmington/Delaware/USA	100,00
91	Schering Berlin Venture Cap. Corp., Wilmington/Delaware/USA	100,00
92	CIS US Inc., Bedford/Massachusetts/USA	100,00
93	SCIC Holdings LLC, Wilmington/Delaware/USA	100,00
94	Schering Berlin Insurance Comp. Inc., Burlington/Vermont/USA	100,00
95	Nor-AM Land Comp. Inc., Wilmington/Delaware/USA	100,00
96	MFSC Medrad Foreign Sales Corp., Bridgetown/Barbados	100,00
97	MTFP Inc., Indianola/Pennsylvania/USA	100,00
98	MSVC Inc., Indianola/Pennsylvania/USA	100,00
99	Berlex Laboratories LLC, Seattle/Washington/USA	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
100	Collateral Therapeutics Inc., San Diego/California/USA	100,00

	LATIN AMERICA

101	Schering Argentina S.A.I. C., Buenos Aires/Argentina	100,00
102	Schering Boliviana Ltda., La Paz/Bolivia	100,00
103	Justesa Imagen do Brasil, Rio de Janeiro/ Brazil	51,00
104	Medrad America Latina Ltda., Curitiba/Brazil	100,00
105	Schering do Brasil Quimica e Farmaceutica Ltda., Sao Paulo/Brazil	100,00
106	Laboratorio Berlimed S.A., Santiago/Chile	100,00
107	Schering de Chile S.A., Santiago/Chile	100,00
108	Schering Colombiana S.A., Bogotá/Colombia	100,00
109	Schering Dominicana S.A., Santo Domingo/Dominican Rep.	100,00
110	Schering Ecuatoriana C.A., Quito/Ecuador	100,00
111	Schering Guatemalteca S.A., Guatemala City/Guatemala	100,00
112	Centro Estratégico Canada Latinoamérica, Mexico City/Mexico	100,00
113	Justesa Imagen Mexicana S.A. de C.V., Mexico City/Mexico	75,01
114	Productos Quimicos Naturales S.A. de C.V., PROQUINA, Orizaba/Mexico	100,00
115	Schering Mexicana S.A. de C.V., Mexico City/Mexico	100,00
116	Schering Las Americas S.A. de C.V., Colón/Panama	100,00
117	Schering Peruana S.A., Lima/Peru	100,00
118	Schering Uruguaya S.A., Montevideo/Uruguay	100,00
119	Schering de Venezuela S.A., Caracas/Venezuela	100,00
120	Medrad Mexicana, Ejidos de Tepepan-Xochimilco/Mexico	100,00
121	Justesa Imagen Argentina, Buenos Aires/Argentina	51,00
122	Schering Centroamericana C.A., S.A. San José/Costa Rica	100,00
123	Newprod S.A.I.C., Buenos Aires/Argentina	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	ASIA

124	Schering Pharmaceutical Ltd., Guangzhou/PR China	100,00
125	Schering (Hongkong) Ltd., Hong Kong	100,00
126	P.T. Schering Indonesia, Jakarta/Indonesia	85,00
127	Nihon Medrad Kabushiki Kaisha (Nihon Medrad KK), Osaka/Japan	100,00
128	Nihon Schering KK, Osaka/Japan	100,00
129	Schering (Korea) Ltd., Seoul/Korea	100,00
130	Schering Philippine Corp., Manila/The Philippines	100,00
131	Schering (China) Ltd., Hong Kong	100,00
132	Schering Taiwan Ltd., Taipei/Taiwan	100,00
133	Schering (Bangkok) Ltd., Bangkok/Thailand	100,00
134	Schering Chemicals Ltd., Bangkok/Thailand	100,00
135	Schering (Nanjing) Pharmaceuticals Ltd., Nanjing/China	80,00
136	Schering (Singapore) Private Ltd., Singapore	100,00
137	Schering (Malaysia) Sdn Bhd, Selangor/Malaysia	100,00

	AUSTRALIA / OCEANIA

138	Schering Pty. Ltd., Sydney/Australia	100,00
139	Imaxeon Pty. Ltd., Rydalmere/Australia	100,00
140	Schering (N.Z.) Ltd., Auckland/New Zealand	100,00

	AFRICA

141	Schering (Pty.) Ltd., Midrand/South Africa	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	II. JOINT VENTURES

142	ALK-Scherax Arzneimittel GmbH, Hamburg	50,00
143	MedacSchering Onkologie GmbH, Munich	50,00

	III. ASSOCIATES

144	Focus Inhalation OY, Turku/Finland	19,90
145	Parkmanagementgesellschaft BioTechPark Charlottenburg Management GmbH, Berlin 1)	25,00
146	Leiras Fine Chemicals OY, Turku/Finland	50,00
147	Molypharma S.A., Madrid/Spain	22,29
148	R. Schering OHG, Berlin 1)	50,00
149	Medipharm Ltd., Lahore/Pakistan 1)	49,00
150	Schering Afrika (Nigeria) Ltd., Lagos/Nigeria 1)	40,00
151	BBB Biomedizinischer Forschungscampus Berlin Buch GmbH, Berlin 1)	20,00
152	UK Radiopharma Limited, London/Great Britain	50,00
153	Medac GmbH, Hamburg	25,00

1) Section 311 (2) HGB was applied due to the insignificance of the companies concerned